Exhibit 3.27

BOLAGSORDNING

ARTICLES OF ASSOCIATION

Organization’s Number: 556760-4664

Registration number: 556760-4664

§ 1 Firma Company name

Bolagets firma är Styron Sverige AB.

The company name is Styron Sverige AB.

§ 2 Styrelsens säte Registered office

Styrelsen har sitt säte i Stockholms kommun, Stockholms Iän.

The registered head office of the company is in the municipality of Stockholm, Stockholm county.

§ 3 Verksamhet Objects of the company

Bolaget skall tillverka, köpa och sälja, för egen eller annans räkning, plast-, kemiska-, byggnads-, isolerings- och metallprodukter samt att driva härmed förenlig verksamhet.

The objects of the company shall be to manufacture, buy and sell, on its own as well as others account, plastic, chemical, construction, isolation and metal products and also conduct thereto compatible business.

§ 4 Aktiekapital Share capital

Aktiekapitalet utgör lägst 100.000 kronor och högst 400.000 kroner.

The share capital shall be not less than SEK 100.000 and not more than SEK 400.000.

§ 5 Antal Aktier Amount of shares

Antalet aktier skall uppgå till lägst 100.000 och högst 400.000 stycken.

The amount of shares shall be not less than 100.000 and not more than 400.000.

§ 6 Styrelse och revisorer Board of directors and company auditors

Styrelsen består av 1—10 ledamöter med högst 5 suppleanter.

Består Styrelsen av 1 till 2 ledamöter skall minst 1 suppleant utses.

The board of directors shall consist of 1-10 members with a maximum of 5 deputy members. If the board consists of 1-2 members, at least one deputy shall be appointed.

Bolaget skall ha 1-2 revisorer med högst 2 revisorssuppleanter eller ett registrerat revisionsbolag.

The company shall have 1-2 auditors, with not more than 2 deputy auditors, or an registered auditing company.

§ 7 Kallelse till bolagsstämma Convening of shareholders’ meeting

Kallelse till bolagsstämma skall ske tidigast sex och senast två veckor före stämman genom brev med posten. Meddelanden till aktieägarna skall ske genom brev med posten.

Notice of a shareholders’ meeting shall be issued by post no earlier than six weeks and no later than two weeks prior to the meeting. Other notices to shareholders shall be sent by post.

§ 8 Öppnande av stämma Opening of shareholders’ meeting

Styrelsens ordförande eller den styrelsen därtill utser öppnar bolagsstämman och leder förhandlingarna till dess ordförande vid stämman valts.

The chairman of the board, or a person so appointed by the board, is to open the shareholders’ meeting and preside over its proceedings until a chairman has been elected for the meeting.

§ 9 Årsstämma Annual general meeting

Årsstämma hålles årligen inom 6 månader efter räkenskapsårets utgång.

The annual general meeting shall be held annually within 6 months after the end of the financial year.

På årsstämma skall följande ärenden forekomma.

The following business shall be considered at the annual general meeting:

1)	Val av ordförande vid stämman;

Election of chairman of the meeting

2)	Upprättande och godkännande av röstlängd;

Drawing up and approval of the voting list

3)	Godkännande av dagordning;

Approval of the agenda

4)	Val av en eller två justeringsmän;

Election of one or two persons to certify the minutes

5)	Prövning av om stämman blivit behörigen sammankallad;

Determination of whether the meeting was duly convened

6)	Föredragning av framlagd årsredovisning och revisionsberättelse samt, i förekommande fall, koncernredovisning och koncernrevisionsberättelse;

Presentation of the submitted annual report and auditors’ report and, where applicable, the consolidated annual report and the auditors’ report for the group

7)	Beslut

a)	om fastställande av resultaträkning och balansräkning, samt, i förekommande fall, koncernresultaträkning och koncernbalansräkning

b)	om dispositioner beträffande vinst eller förlust enligt den fastställda balansräkningen,

c)	om ansvarsfrihet åt styrelseledamöter och verkställande direktör när sådan förekommer;

Resolutions

a)	regarding the adoption of the income statement and balance sheet and, where applicable, the consolidated income statement and balance sheet

b)	regarding allocation of profit or loss in accordance with the adopted balance sheet

c)	regarding the discharge from liability of the board members and, where applicable, of the managing director

8)	Fastställande av styrelse- och, i förekommande fall, revisorsarvoden;

Determination of fees for the board and, where applicable, for the auditors

9)	Val av styrelse och, i förekommande fall, revisionsbolag eller revisorer samt eventuella revisorssuppleanter;

Election of the board and, where applicable, an auditing company or auditors and possible deputy auditors

10)	Annat ärende, som ankommer på stämman enligt aktiebolagslagen eller bolagsordningen.

Other matters which rest upon the meeting according to the Swedish Companies Act or the company’s articles of association

§ 10 Räkenskapsår Financial year

Bolagets räkenskapsår skall vara 0101—1231.

The compäny’s financial year shall be 0101—1231.